Exhibit 99.1

T2 Biosystems Announces Preliminary 2016 First Quarter Financial Results

Company Adjusts T2Candida Global Commitment Goal to 45-65 for 2016

LEXINGTON, Mass., April 11, 2016 - T2 Biosystems, Inc. (NASDAQ: TTOO), a company developing innovative diagnostic products to improve patient health, today announced preliminary financial results for the first quarter of 2016, ahead of the Needham Financial conference, which the company will be presenting at tomorrow.

The company secured three commitments in the first quarter for the placement of the T2Dx instrument in the United States which runs the groundbreaking T2Candida® Panel.  The company also closed distribution agreements with three distributors in Europe and secured the first two orders for placement of T2Dx instruments at customer sites in Europe through its distribution partners, bringing the total number of customer commitments received in the first quarter to five.

Predicting contract close rates within a fiscal quarter in the early stages of product adoption can be difficult.  Based on the company’s experience, seasonality was expected to impact first quarter commitments leading to a greater number of commitments closing in the second half of the period; however, the purchasing cycles of many of the company’s first quarter target customers extended beyond quarter end.

In addition, the rapid expansion of the number of hospitals adopting the platform diverted some attention from the company’s sales force as it had to direct more resources to servicing new accounts. The company has hired additional sales representatives, including clinical specialists focused on managing the hospital adoption process, and believes it now has a sales force appropriately structured to ensure the right number of resources is dedicated to securing new clients as well as servicing existing accounts.

Due to the slower than expected start to the year, T2 has adjusted its full year 2016 T2Candida commitment goal to 45 to 65 accounts globally.

“While we were unable to close the number of commitments in the United States we expected in the first quarter, we recognize that predicting close rates within a quarterly period can be challenging in the early stages of product adoption, especially for a revolutionary value proposition such as the one we are introducing to hospitals,” said John McDonough, chief executive officer of T2 Biosystems. “The T2Dx and T2Candida technologies are disruptive and changing the way sepsis is battled in a growing number of leading hospitals and market demand for our platform remains robust. We are not aware of any hospitals targeted for close in the first quarter that have decided not to move forward with adoption.  We have been proactive and implemented the necessary changes to our sales structure to address client needs as we continue to grow.  While we believe we can still achieve our original goal of closing 60 new accounts this year in the U.S., we are taking a prudent approach and adjusting our expectations in light of the slow start to this year.”

The company also announced that the T2Bacteria clinical effort remained on track in the first quarter moving toward the goal of filing with the FDA this year and receiving FDA clearance early next year, assuming a similar timeline is followed as T2Candida.

“As we continue to drive adoption rates of T2Candida, we are also moving forward with securing FDA clearance for T2Bacteria,” McDonough said. “We expect the introduction of T2Bacteria to the market will make a big difference in driving overall adoption and will help support more rapid growth as it will more than double our market opportunity and make the economic and clinical models much more attractive to our hospital customers.  We believe we have made the necessary investments in building our sales team and commercial infrastructure to prepare for this rapid growth and will take a prudent approach to managing our balance sheet and cash reserves as we progress through the year, when more accounts will come on line.”

The company expects that Q1 revenue will be approximately $1 million, with approximately 40% of the revenue being derived from the sale of consumable tests for T2Candida and 60% from research projects.  As of March 31, 2016, seven additional hospitals had completed installation and verification in Q1 and began using T2Candida to test patients bringing the total number of hospitals that have begun testing patients with T2Candida to16.

T2 will release its complete 2016 first quarter financial results after the market closes on Monday, May 2, 2016. In conjunction with the release, the Company will host a conference call with the investment community at 4:30 p.m. Eastern Time on Monday, May 2, 2016, to discuss the financial results and other business developments.

Conference Call

T2 Biosystems’ management will discuss the preliminary financial results for the first quarter of 2016 and conduct a Q&A session on a conference call beginning at 4:30 p.m. Eastern Time today, Monday, April 11, 2016. To join the call, participants may dial 1-877-407-4018 (U.S.) or 1-201-689-8471 (International). To listen to the live call via T2 Biosystems’ website, go to www.t2biosystems.com, in the Events & Presentations section. A webcast replay of the call will be available for 30 days following the conclusion of the call in the Events & Presentations section of the website.

About Sepsis

Sepsis is one of the leading causes of death in the U.S. and the most expensive hospital-treated condition, with costs to the healthcare system exceeding $20 billion each year, according to the U.S. Department of Health and Human Services. The T2Candida Panel uses T2 magnetic resonance (T2MR) technology to detect the presence of five clinically relevant species of Candida, the most lethal form of common blood stream infections that cause sepsis, directly from a patient’s blood sample in approximately three-to-five hours, enabling physicians to make timely treatment decisions to reduce adverse outcomes, patient mortality, and costs.

About The T2Candida Panel

The T2Candida Panel is the first sepsis pathogen diagnostic that provides species-specific results in three-to-five hours without the need for blood culture, which can take up to five days to provide a result. The rapid detection of Candida enables physicians to provide targeted treatment quickly, and research has shown this can reduce a positive sepsis patient’s length of stay in the hospital by almost nine days at a cost savings of approximately $26,887. A rapid negative result can prevent unnecessary administration of antimicrobials, further reducing costs. In addition, a rapid negative result can prevent or reduce antimicrobial resistance, which the Centers for Disease Control and Prevention has designated a serious threat.

About T2 Biosystems

T2 Biosystems is focused on developing innovative diagnostic products to improve patient health. With two FDA-cleared products targeting sepsis and a range of additional products in development, T2 Biosystems is an emerging leader in the field of in vitro diagnostics. The Company is utilizing its proprietary T2 Magnetic Resonance platform, or T2MR, to develop a broad set of applications aimed at lowering mortality rates, improving patient outcomes and reducing the cost of healthcare by helping medical professionals make targeted treatment decisions earlier. T2MR enables the fast and sensitive detection of pathogens, biomarkers and other abnormalities in a variety of unpurified patient sample types, including whole blood, eliminating the time-consuming sample prep required in current methods.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the performance of the Company’s diagnostic products and the ability to bring such products to market. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. For more information on risk factors for T2 Biosystems, Inc.’s business, please refer to the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 9, 2016, under the heading “Risk Factors,” and other filings the Company makes with the Securities and Exchange Commission from time to time.  Any such forward-looking statements represent management’s estimates as of the date of this press release. While the Company may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, even if subsequent events cause its views to change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

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